Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Revised Registration Statement on Form S-8 of NovaGold Resources Inc. (“the Company”), of our report dated February 17, 2006, as incorporated into the original Form S-8 filed on June 8, 2006. This report relates to the consolidated financial statements which appear in the annual report of the Company on Form 40-F for the year ended November 30, 2005, filed on February 28, 2006.

(Signed) PricewaterhouseCoopers LLP

Chartered Accountants

Vancouver, British Columbia
August 9, 2006